    As filed with the Securities and Exchange Commission on October 9, 2001
                                                     Registration. No. 333-62824

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2
                                AMENDMENT NO. 1
                                ---------------

                            Registration Statement
                                     Under
                          The Securities Act of 1933

                     Aquatic Cellulose International Corp.
                    ---------------------------------------
            (Exact name of registrant as specified in its charter)

Nevada                                      1600                      82-0381904
-----------------------                     ----                   -------------
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. employer
incorporation or organization)     Classification Code Number    identification number)

     3704 32nd Street, Suite 301  Vernon, B.C.                        VIT 5N6
     ---------------------------------------------------------------------------
     (Address of principal executive offices)                        (Zip Code)

              Registrant's Telephone number, including area code:

                       ---------------------------------
                                  Gary Ackles
                         3704 32/nd/ street, Suite 301
                             Vernon, B.C.  VIT 5N6
                                (250) 558-5410
           (Name, address and telephone number of agent for service)

                        -------------------------------
                                  Copies to:
                             Owen Naccarato, Esq.
                            Naccarato & Associates
                          19600 Fairchild, Suite 260
                           Irvine, California 92612
                                (949) 851-9261
                        -------------------------------
               Approximate date of proposed sale to the public:
  As soon as practicable after the registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]:
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                    --------------------------------------

                        Calculation of registration fee
                        -------------------------------

                                                    Proposed     Proposed
                                                    maximum      maximum
                                   Number           offering     aggregate      Exercise      Proceeds
Title of each class of             to be            price Per    offering       price         to the     Amount of
securities to be registered        registered       share (1)    price (1)      per share     Company    registration fee
----------------------------       -------------    ----------   ----------     ----------    ---------  ------------
Common Shares, par value
$.001 underlying secured           25,241,629 (2)    $0.048      $1,211,598                              $ 302.90
convertible debentures             23,268,293 (3)    $0.048      $1,116,878                              $ 279.22

----------------------------       -------------    ----------   ----------     ----------    ---------  --------

Shares Underlying                     250,000 (4)                               $0.35 (7)     $ 87,500   $  21.88
Warrants

----------------------------       -------------    ----------   ----------     ----------    ---------  --------

Restricted
Common Shares                       1,700,000 (5)    $0.048      $   81,600                              $  20.40
par value $.001

----------------------------       -------------    ----------   ----------     ----------    ---------  --------

Restricted
Common Shares                       2,500,000 (6)    $0.048      $  120,000                              $  30.00
par value $.001

----------------------------       -------------    ----------   ----------     ----------    ---------  --------

Total Registration Fee             52,959,922                                                            $ 654.39 (8)

----------------------------       -------------    ----------   ----------     ----------    ---------  --------

(1)  Estimated solely for the purpose of  determining the registration fee
(2) Represents an adjustment to the number of shares of Common Stock required to be held in reserve to provide for the conversion of the notes registered on Form SB2, August 21, 2000, file number 333-44184.
(3) Common stock issuable upon conversion of an aggregate of $250,000 in convertible debentures issued in connection with the January 25, 2001 and March 14, 2001 financing to various investors, plus $200,000 in convertible debentures to be issued on the second trading day following the effective date of this registration statement.
(4) Common stock issuable upon the conversion of warrants issued in connection with the January 2001 financing.
(5) Common stock issued in connection with an accounts payable settlement of $115,600.
(6) Common stock issued in connection with the purchase of assets for 2,500,000 shares.
(7) Estimated solely for the purpose of calculating the registration fee of warrants exercisable at $0.35 per share.
(8) Previously paid with original filing on June 12, 2001, registration No. 333-62824.
                       ---------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
October 8, 2001


                     AQUATIC CELLULOSE INTERNATIONAL CORP.
                       52,959,922 Shares of common stock


     The 52,959,922 shares of common stock offered by this prospectus are being offered for resale by the security holders listed in the section of this prospectus called "Selling Security Holders". The selling shareholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling shareholders who invested in our private placements on the May 2000, September 2000, January 2001, March 2001 and the funding to occur on the second day after the effectiveness of this registration statement are deemed to be underwriters within the meaning of the Securities Act of 1933. Please see the "Selling Shareholders" section in this prospectus for a complete description of all of the selling shareholders

     Our common stock is traded on the OTC Bulletin Board under the symbol "AQCI". On October 4, 2001, the closing bid price of our common stock on the OTC Bulletin Board was $.02

--------------------------------------------------------------------------------

  This investment involves a high degree of risk See the "Risk Factors"
                             beginning on page 8.

--------------------------------------------------------------------------------


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

                                                                                     Page No.
Summary of Information in the Prospectus ........................................     5
Risk Factors ....................................................................     8
Use of Proceeds  ................................................................    13
Price Range of Common Stock  ....................................................    14
Our Dividend Policy  ............................................................    14
Management's Discussion and Analysis of Financial Condition and
  Results of Operations..........................................................    16
Our Business ....................................................................    20
Management ......................................................................    23
Executive Compensation ..........................................................    24
Certain Relationships and Related Transactions ..................................    25
Principal Stockholders...........................................................    26
Description of Securities .......................................................    26
Selling Stockholders.............................................................    28
Plan of Distribution.............................................................    31
Legal Proceedings ...............................................................    33
Experts .........................................................................    33
Legal Matters ...................................................................    33
Other Available Information .....................................................    33
Indemnification..................................................................    34
Financial Statements.............................................................    35

                               Prospectus summary

     This summary contains all material terms of the prospectus.  To understand
     -----------------------------------------------------------
this offering fully, you should read the entire prospectus carefully. Please pay particular attention to the section entitled "Risk Factors" and the section entitled "Financial Statements".

     Unless otherwise indicated, this prospectus assumes that any of our outstanding options or warrants have not been exercised into shares of our common stock.

                     Aquatic Cellulose International Corp.

     Aquatic Cellulose International Corp. ("Aquatic"), located at 3701 32/nd/ Street, Suite 301, Vernon, B.C. VIT, 5N6, phone (250) 558-5410, is a Nevada Corporation originally organized as Aquatic Cellulose Ltd. ("ACL") and was incorporated in March of 1997.

     Aquatic is a forest industry based company whose resource is submerged timber. Aquatic harvests submerged trees with a surface mounted robotic arm that has the ability to reach under water, extract a targeted submerged tree and bring it to the surface. This submerged timber is preserved by the water and is generally of excellent quality making it attractive to be used for plywood, sawn lumber (i.e. lumber used for constructing buildings), special cuts for fine furniture building plus a wide variety of other wood fiber processes such as chipping to create OSB plywood (chip board) or processed for the pulp and paper industry.

Key to Aquatic's business
-------------------------

     The key to Aquatic's business is obtaining timber through obtaining the rights to harvest (i.e. harvesting rights are gained through lease rights which are obtained and controlled by Aquatic's joint venture alliances) and salvage permits. First, Aquatic researches a potential site to ensure sufficient timber is recoverable to warrant an on-site visit. Next, Aquatic travels to the site for more extensive evaluations of the timber reserve. If the reserve is adequate, Aquatic meets with the local government officials to determine the ownership of the wood reserve.

     Obtaining timber and the rights to harvest in foreign countries is approached slightly differently. In this case Aquatic first meets with all appropriate government officials to receive approval from the host country to evaluate its inundated forests. Once received, Aquatic evaluates the target site to ensure there is a sufficient volume of timber. Finally, Aquatic forms a joint venture alliance in the applicable country with a partner chosen for their ability to implement the project, operate the project on an on going basis and, put in place the down stream infrastructure to process the timber. Presently, Aquatic has only one right to harvest timber in a foreign country, that being the Turcuri reservoir, located in the Amazon region of Brazil.

     Salvage permits are needed in cases where the wood has sunk to the bottom of the water location. Usually the local government takes over ownership of the wood to ensure that its environmental concerns are addressed. Once ownership is determined, Aquatic applies for an appropriate salvage permit. To date Aquatic has acquired only one salvage permit, which was issued in Canada. On July 20, 1998, Aquatic obtained a permit allowing the salvaging of timber at Monty Lake, in Central British Columbia, Canada. Aquatic harvested timber, pursuant to the salvage permit, within a designated area from July 21, 1998 to October 31, 1998.

Two main sources of underwater timber
-------------------------------------

     Aquatic's industry consists of two primary sources of underwater timber. The first is standing timber that has been inundated (flooded) as a result of a dam construction (hydroelectric or otherwise). These standing trees are submerged as the water level behind a dam rises, preserving them and preventing degradation of the wood quality. The second is salvage timber. This source consists of those trees that have already been cut and have sunk to the bottom of the waterway on route to a mill or load out area.

     Inundated or salvage timber is viable for all types of finished product production, including paper. Furthermore, logs in deep, fresh water are not subject to rot as bacteria requiring oxygen are not present, thus though there may be some slight discoloration, the structural integrity of sunken wood is sound. For example, in its travels to South America, Aquatic's Management observed that submerged hardwoods in the Amazon are currently being used in the production of both plywood and sawn lumber.

Technological innovations
-------------------------

     Aquatic's timber harvesting system, utilizes three technological innovations. The first is the harvesting system's camera system with "vision enhancement". The camera system utilizes low lux digitally enhanced optics (the ability to capture visual images in low light places) and lighting which provides real time continuous surveillance of all underwater operations, even in turbid water conditions. This camera is readily available from Sony dealers throughout the world.

     The second technology is the "Robotically Controlled Arms and Heads". Aquatic has software that transforms individual arm and head joint position feed back data into an accurate real time graphical image.

     The third feature is "Sonar Imaging". The visual range provided by this vision system is extended by three separate but complementary systems. The first system is the bottom scan which gives the profile of the submerged terrain plus the depth and distance between the head and the targets. The second system, the polar sector scan, is an uninterrupted 360 degree sweep of the harvesting area and provides the operator with a continuous overview of all trees in the harvest area including a "next tree" location data. The third system is a state of the "real time" sonar, which rotates with the harvester head allowing the operator to target and capture individual trees.

     All three technologies were incorporated in the development and construction of a fully functional unit for log salvage operations called the ATH-60. Currently the ATH-60 is harvesting timber at the Company's Brazil project.


                                 The offering


Securities Offered            52,959,922 Selling Security Holder Shares of which
                              4,200,000 have previously been issued as restricted stock

Common Stock Outstanding:
    Prior to the Offering     51,163,681 as of August 31, 2001
    After the Offering        99,923,603 Shares

Offering Price                The selling shareholders can sell the shares at
                              any price.

Use of Proceeds               This prospectus relates to shares of our common
                              stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders.
                              These funds will be used for ongoing operations.

Market for our Common Stock:  Our Common Stock trades on the Over-the Counter
                              Bulletin Board, also called OTCBB, under the trading symbol "AQCI". The market for our common stock is highly volatile. We can provide no assurance that there will be a market in the future for our Common Stock.

                                 Risk Factors

Any investment in shares of Aquatic's common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy Aquatic's common stock. If any of the following risks actually occur, Aquatic's business would likely suffer. In these circumstances, the market price of Aquatic's common stock could decline, and you may lose all or part of the money you paid to buy Aquatic's common stock.

Risks Relating to our Business:
-------------------------------

Aquatic's technology is new and may not meet Aquatic's expectations.

     Since the technology is new and is still proving its overall production capabilities, it may not succeed in producing a harvest that will yield sufficient revenues to sustain an ongoing business.

Aquatic has sustained continuing losses making it a risky investment

     Aquatic incurred a loss in fiscal 2001 of $1,9763,612 and a loss of $1,284,408 in fiscal 2000. The auditors' report on our May 31, 2001 consolidated financial statements, highlights that we had a working capital deficit of $467,287 at May 31, 2001, plus our recurring losses from operations raise substantial doubt about our ability to continue as a going concern. Therefore investment in Aquatic is at risk of being lost. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aquatic receives minimal revenues from operations

     Minimal revenue has started to be realized from the Brazilian project. Management estimates that it will take approximately three more quarters before revenues will start to increase beyond the current minimal revenue level.

Profit margins in the submerged timber industry is speculative

     The profits of an enterprise involved in the submerged timber industry are generally dependent upon the market price per individual wood species, compared
with the cost of the products recovery, marketing and distribution.   Our
customer appeal depends upon factors, which cannot be reliably ascertained in advance and over which the Company has no control, such as among other things, unpredictable critical reviews and appeal to the public.

Inability to raise capital may affect Aquatic's ability of being a going concern, which may put the investors at risk.

     Even if Aquatic is successful in raising funds, operations still may not generate enough revenues to continue as a going concern due to the recurring losses suffered from operations. The recurring losses sustained raises substantial doubt about Aquatic's ability to continue as a going concern.

     The going concern concept is dependent on Aquatic's ability to generate future profitable operations and receive continued financial support from its shareholders and other investors. Aquatic's management plans to obtain sufficient working capital from operations and external financing (if available) to meet its liabilities and commitments as they become payable.

      Should Aquatic be unable to access additional capital, it would be necessary to curtail operations to stay afloat, with a worst-case scenario resulting in the shutdown of operations, resulting in a complete loss of any investment in Aquatic.

Aquatic's success is dependent upon the continued services of its president

     The success of our Company is dependent upon the continued services of Mr. Gary J. Ackles, its President and Chairman of the Board. Although the Company has entered into an employment agreement with Mr. Ackles, the loss to the Company of this individual's services may adversely affect the Company's businesses.

Competition from timber supply companies with substantially greater assets may put Aquatic's ability to grow at risk

     Aquatic faces keen competition in all aspects of its business. Aquatic will be competing for customers with other timber companies, many of which have
substantially greater assets and resources than those of our Company.   Major
companies presently dominate the timber industry and have long-standing distribution and marketing relationships, which may operate to the disadvantage of Aquatic.

Aquatic is exposed to certain risks in its foreign business ventures

     Aquatic's ability to succeed in foreign countries (in particular Brazil), is hampered by the following:

  .  Aquatic lacks communication skills in the foreign language
  .  Lack of skilled labor in the foreign country
  . Unavailability of parts and supplies needed to carry on an efficient and effective business

Consequences of not satisfying the conditions to the debenture agreement with current and proposed debenture holders

          If Aquatic defaults in one of the conditions to the debenture agreement, at the holder's option, the full principal amount of the holder's debenture(s) together with interest and other amounts owing shall become immediately due and payable in cash.

          Aquatic would be in default if any one of the following occurs:

               (i) is late or fails in making a payment of the principal and interest;
               (ii) it files for bankruptcy or insolvency or commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law and such remains undismissed for a period of 60 days;
               (iiii) it defaults in any of its obligations under any other Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument;
               (iiii) Aquatics Common Stock shall not be eligible for quotation on and quoted for trading on the OTC Bulletin Board ("OTC');
               (iv) Aquatic is a party to any transaction where its agrees to sell or dispose all or in excess of 33% of its assets in one or more transactions;
               (v) this registration statement shall not have been declared effective by the Commission on or prior to the 120/th/ day after the closing date of the Securities Purchase Agreement.

               (vi) if, during the Effectiveness Period (as defined in the Registration Rights Agreement (as defined in Section 8)), the effectiveness of the Underlying Shares Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Underlying Shares Registration Statement, in either case, for more than five consecutive Trading Days or an aggregate of eight Trading Days (which need not be consecutive Trading Days);
               (viii) the Company shall fail for any reason to deliver certificates to a Holder by the expiration of the third Trading Day after a Conversion .

Risks Relating to our Stock:
----------------------------

The issuance of the shares in this registration statement may result in dilution of the stock per share net tangible book value

     The current offering is for a large number of shares, which may result in the dilution of the stock per share net tangible book value, which could lead to a lower market value of Aquatic.

     As of the date of this registration statement, Aquatic had outstanding $693,300 of convertible debentures that can be converted into shares of our common stock. Within two trading days after the effective date of this amended registration statement, additional debentures amounting to $200,000 will be issued. The number of shares Aquatic will issue upon the conversion of these debentures, which fluctuates with our common stock market price, cannot be determined until the day of conversion. There is no limit on the number of shares of our common stock that may be issued upon the conversion of these convertible debentures. $525,800 of these convertible debentures have a conversion price that is the lesser of (1) $0.60 and (2) 70% of the lowest three inter-day prices (which need not occur on consecutive trading days) during the twenty trading days immediately preceding the applicable conversion date. The remaining $450,000 convertible debentures have a conversion price that is the lesser of (1) $0.083, and (2) 66.67% of the average of the lowest three inter-day sales prices of the Common Stock. Thus, the debentures may be converted at prices below the current market price on the conversion date. If conversions of the debentures occur, shareholders may be subject to an immediate dilution in their per share net tangible book value.

     The following gives examples of the number of shares that would be issued if all the debentures were converted at one time at prices representing 70%, 66.67% and 25% of the current market price (assuming a market price of $0.04):

  . 70% of current stock price:

    Aquatic's stock converted at 70% of current stock price would result in a debenture conversion rate of $.028 cents. To convert the $963,300 of convertible debentures would require 34,403,571 shares of Aquatic's common stock, or 67% of Aquatic's outstanding shares.

  . 66.67% of current stock price:

    Aquatic's stock converted at 66.67% of current stock price would result in a debenture conversion rate of $.026 cents. To convert the $963,300 of convertible debentures would require 37,050,000 shares of Aquatic's common stock, or 72% of Aquatic's outstanding shares.

  . 25% of current stock price

     Aquatic's stock converted at 25% of current stock price would result in a debenture conversion rate of $.01 cents. To convert the $ 963,300 of convertible debentures would require 96,330,000 shares of Aquatic's common stock, or 188% of Aquatic's outstanding shares.


     This registration statement is registering 48,509,922 shares to provide for the conversion of the $963,500 in convertible debentures. A drop in stock price of greater than 95% would require Aquatic to register more shares to provide for the conversion of these convertible debentures.

      Additionally, as of the date of this registration statement, Aquatic had outstanding a total of 500,000 warrants to purchase our common stock at an exercise price of $0.69, and 125,000 warrants at an exercise price of $.35 ( exercise prices are above the current market price), with an additional 125,000 warrants at an exercise price of $.35 to be issued within two days of the registration statement becoming effective. 250,000 of the warrants exercisable at $0.69 may be exercised any time up to and including May 4, 2003 and the remaining 250,000 warrants exercisable at $0.69 may be exercised any time up to and including September 29, 2003. 75,000 and 50,000 of the $0.35 warrants are exercisable up to and including January 25, 2004 and March 14, 2004 respectively. The remaining 125,000 warrants exercisable at $0.35 which will be issued within two days of the registration statement becoming effective will be exercisable up to three years of the date of issuance. If the exercise of these warrants occur at below market prices, shareholders will be subject to an immediate dilution in their per share net tangible book value

Aquatic's overhang affect of the selling shareholders resale of their securities on the market could result in lower stock prices when converted

     Overhang can translate into a potential decrease in Aquatic's market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit. If the share volume cannot absorb the discounted shares, Aquatic's market price per share will likely decrease. As the market price decrease, each subsequent conversion will require a larger quantity of shares.

     Currently Aquatic has reserved 200% of the estimated maximum number of shares of common stock which would be issuable upon conversion in full of the debentures, amounting to 52,720,096 shares of authorized and unissued common stock. These reserve amounts are our good faith estimate of the number of shares that we believe we need to reserve. We can provide no assurance as to how many shares we will ultimately need to issue upon the conversion of the debentures. If we are required to issue additional shares, we will be required to file an additional registration statement for those shares.

Affect of short selling Aquatic's common stock on its stock price and in the number of shares received by warrant and debenture holders

     Warrant and debenture holders may sell shares of Aquatic's common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. However, if the market price increased, the holders would be required to exercise or convert a larger dollar amount to replace the shares sold.

"Penny Stock" issues may be difficult for an investor to dispose of.

     The shares of the Common Stock are "penny stocks" as defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

  . The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
  .  The brokerage firm's compensation for the trade.
  . The compensation received by the brokerages firm's salesperson for the trade.

In addition, the brokerage firm must send the investor:

  . Monthly account statement that gives an estimate of the value of each penny stock in your account.
  .  A written statement of your financial situation and investment goals.

Legal remedies which may be available to you are as follows:

  . If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
  . If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
  . If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

     If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

Resale restrictions on transferring "penny stocks" are sometimes imposed by some states.

     Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

Information about forward-looking statements
--------------------------------------------

     This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, Underlying assumptions for all of the above and Other statements which are not statements of historical facts.

     These forward-looking statements involve risks and uncertainties, which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we
will achieve the results set forth in these forward-looking statements.   Our
forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

     In addition to other factors discussed in this prospectus, the following are important factors that could cause our actual results to materially differ from our forward-looking statements:
-  Our ability to respond to changes in the marketplace
-  Competitive factors
-  The availability of financing on terms and conditions acceptable to us
-  The availability of personnel with the appropriate technical skills

     We have no obligation to update or revise these forward-looking statements to reflect future events.

Use of proceeds
---------------

     Aquatic will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders under this prospectus. If all warrants, being registered, to purchase the shares of common stock offered for resale in this offering were exercised, Aquatic would receive aggregate gross proceeds of approximately $87,500. Since all the warrants are significantly out of the money, it is not anticipated that these funds will be made available anytime in the near future.

     The proceeds, if any, that Aquatic receives from the exercise of warrants will be used for working capital in support of the growing business in Brazil.

     The foregoing represents Aquatic's current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of common stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. Aquatic reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

Price range of common stock
---------------------------

     Our common stock trades on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "AQCI". The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.


Fiscal 1999:                     High Bid    Low Bid
-------------------              --------    -------
First Quarter 1999                .34         .10
Second Quarter 1999               .36         .09
Third Quarter 1999                .36        .025
Fourth Quarter 1999 (5/31/99)    .235        .017

Fiscal 2000:
-------------------
First Quarter 2000                .72        .14
Second Quarter 2000               .93        .25
Third Quarter 2000                .90        .45
Fourth Quarter 2000 (5/31/00)    1.25        .50

Fiscal 2001
-------------------
First Quarter 2001                .75        .38
Second Quarter 2001               .53        .15
Third Quarter 2001               .175        .08
Fourth Quarter 2001 (5/31/01)    .099        .04


Transfer Agent and Registrar
----------------------------

     The Company's transfer agent is Oxford Transfer & Registrar located at 317 Southwest Alder, Suite 1120, Portland, Oregon, 92704.

Our Dividend Policy
-------------------

     Company does not anticipate paying dividends on the Common Stock in the foreseeable future. The payment of future dividends will be at the sole discretion of the Company's Board of Directors and will depend the Company's general business condition.

                        SELECTED FINANCIAL INFORMATION

     The information set forth below for the years ended May 31, 2001 and 2000, which is derived from our audited financial statements, should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, including the notes thereto and other financial information, appearing elsewhere in this registration statement.

Consolidated Statement of Operations:

                                Years Ended
                                  May 31,
                                  -------

                              2000            2001
                        ----------      ----------
Revenues                   353,125         280,042
Cost of Goods              347,827         528,834
Gross profit                 5,298        (248,782)
Net loss                (1,289,706)     (1,973,612)
Loss per share               (0.03)          (0.05)


Consolidated Balance Sheet Data:

                                       As at May 31,
                                       -------------
                                    2000           2001
                                 -------       --------
Total current assets             540,677        274,747
Total current liabilities        549,716        761,398
Total stockholders' equity        68,860       (356,930)
 (deficit)

           Management's Discussion and Analysis or Plan of Operation


Plan of Operation

     The short-term objectives of Aquatic are the following:

     1. Continue expansion of the Brazilian harvesting project. This expansion will require additional equipment and labor plus training and support. Implementation of these items have already started.
     2.   Seek out and develop key alliances, acquisitions and joint ventures.
     3. Establish new lumber markets, especially with respect to rare and exotic species.
     4.   Expand international operations to a third continent.
     5. Purchase additional harvesting equipment to be placed into its current operations.

     Aquatic's long-term objectives are as follows:

     1. To increase lumber reserves to a level that will provide for future revenues and long-term growth.
     2. To continue upgrades of the robotic technology and develop its global awareness.

     Over the next twelve months, Management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet the Company's liabilities and commitments as they become payable. The Company has in the past successfully relied on private placements of common stock securities, bank debt, loans from private investors and the exercise of common stock warrants in order to sustain operations. A recent financing has been obtained and the underlying shares are being registered in this registration statement (see "Selling shareholders" and "Recent financing" on page 27).

     There is no expected or planned sale of significant equipment by the Company. The Company's work force is expected to double from the current level over the next twelve months.


                             Results of Operations


Year ended May 31, 2001 compared to year ended May 31, 2000
-----------------------------------------------------------

     The company earned revenue of $280,042 for the year ended May 31, 2001, compared with $353,125 for fiscal 2000. Revenue declined during 2001 from 2000 by $73,083 or 20% due to the inability of Sulpam to provide the required "downstream" infrastructure necessary to process the timber harvested from Tucurui as disclosed previously. As a result, during 2001 the Company was faced with the challenge of securing surface support craft and milling facilities for the harvested timber. Difficulties in securing reliable staff and milling facilities resulted in the Company's inability to produce sufficient quantities of processed lumber causing the decline in sales. Subsequent to May 31, 2001, the Company has hired a project manager based in Brazil, purchased a fleet of surface support craft and has identified several mills to process the harvested timber on a reliable and timely basis.

     Cost of sales for the year ended May 31, 2001 was $528,834 compared to $347,827 for the year ended May 31, 2000, for an increase of $181,007 or 49.1%. The increase in cost of sales reflects the inefficiencies experienced by the Company when Sulpam was unable to provide the downstream infrastructure. Cost of sales is comprised of the costs of harvesting, transporting and processing the timber, consisting primarily of wages, fuel, supplies and contract milling costs.

     Financing fees and interest of $769,423 in fiscal 2001 (2000 - $375,160) consists of fees and interest incurred in connection with the Company's Secured Convertible Debenture Purchase Agreement financing including the issuance of related Investor Warrants. Specifically, in 2001 financing fees included amortization of a beneficial conversion feature of $362,258 (2000 - $367,800), amortization of the fair value the warrants granted of $152,728 (2000 - $4,531) and amortization of deferred financing fees and interest on debentures of $254,437 (2000 - $2,829). The beneficial conversion feature was due to the conversion prices of the debentures being lower than the Company's trading price at the commitment date.

     Engineering design expense for the year ending May 31, 2001 was $nil as compared to $60,693 in 2000. Aquatic focused its efforts on production using the harvester in 2001 and therefore no time was spent on research and development. Engineering and construction of the ATH-120 is being conducted by a company controlled by the Aquatic's CEO and largest shareholder.

     Selling, general and administration expenses decreased to $727,275 in 2000 from $851,749 in 2001. These expenses consist primarily of advertising and promotion, professional fees, travel, administrative salaries, office expenses and investor relations expenses. The reduction in administrative costs of $124,474, or 14.6%, is the result of more accurate tracking of costs attributable to the Brazil operation. As a result, costs directly related to the Brazil project were classified as cost of sales or inventory. These expenses were paid for in part, by the issuance of $750,000 in convertible debentures.

     Aquatic did not incur any research and development costs during the fiscal year ending May 31, 2001 or in the fiscal period ending May 31, 2000. There are no anticipated research and development expeditures to be incurred over the next twelve month period.

     The Company incurred a loss in fiscal 2001 of $1,973,612 compared with a loss of $1,284,408 in fiscal 2000.


     Liquidity and capital resources for fiscal years ending May 31, 2001 and
     ------------------------------------------------------------------------
May 31, 2000
------------

     Net cash used in operating activities in fiscal 2001 amounted to $738,172 compared to $561,098 in fiscal 2000. The increased use of cash is mainly attributable to the costs incurred in setting up downstream operations in Brazil and increases in selling, general and administrative expenses.

     Financing activities generated net cash of $602,947 in fiscal 2001 compared with $723,500 in fiscal 2000. The cash from financing activities for fiscal year 2001 was generated from the issuance of $750,000 in convertible debentures, less related fees of $122,500 and share issue costs of $24,553, compared to proceeds from the issuance of convertible debentures of $500,000, less financing fees related thereto of $76,500, issuance of common shares for cash of $50,000 and cash subscriptions for common shares of $250,000 in fiscal 2000.

     At May 31, 2001 the Company had cash of $19,892, accounts receivable of $54,963, inventory of $199,892 and deferred financing costs of $19,364 for total current assets of $294,111. The Company did not have any inventory at May 31, 2000. Accounts receivable decreased from $268,813 in 2000 to $54,963 in 2001 as a result of to the Company tightening up credit approval processes due to bad debts incurred by the Company during the year. Accounts payable and accrued liabilities at May 31, 2001 amounted to $186,581 compared to $167,685 in 2000.

     It is anticipated that the $750,000 convertible debentures payable issued during 2001 will be converted into common shares in accordance with the terms of these debentures.

Important events
----------------

1. On January 25, 2001 Aquatic issued two convertible debentures of $75,000 each for an aggregate of $150,000 with simple interest accruing at the annual rate of 12%. These debentures are due on January 25, 2004. Interest payable on the Debentures shall be payable quarterly commencing March 31, 2001. The Holder shall have the right to convert the principal amount and interest due under the debentures into shares of the AQCI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $0.083, and (2) 67.67% of the average of the lowest three inter-day sales prices of the Common Stock during the twenty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are
being registered for resale purposes by this registration statement.   AQCI also
issued common stock purchase warrants for the right to purchase 75,000 shares of Common Stock of AQCI at $0.35 per share.

2. Subsequent to February 28, 2001, the Company issued 1,700,000 common shares to settle amounts accrued in accounts payable and accrued liabilities of $115,600. No gain or loss resulted on settlement.

3. On March 14, 2001,AQCI issued two convertible debentures for an aggregate amount of $100,000, with simple interest accruing at the annual rate of 12%. These debentures are due on March 14, 2004. Interest payable on the Debentures shall be payable quarterly commencing June 30, 2001. The Holder shall have the right to convert the principal amount and interest due under the debentures into shares of the AQCI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $0.083, and (2) 67.67% of the average of the lowest three inter-day sales prices of the Common Stock during the twenty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement. AQCI also issued common stock purchase warrants for the right to purchase 50,000 shares of Common Stock of AQCI at $0.35 per share.

     It is anticipated that the $ 100,000 of convertible debentures will be converted into shares in accordance with the terms of these debentures.

4. Two days subsequent to the effectiveness of this registration statement, AQCI will issue two convertible debentures for an aggregate amount of $250,000, with simple interest accruing at the annual rate of 12%. These debentures will be due three years after the date of issuance. The Holder shall have the right to convert the principal amount and interest due under the debentures into shares of the AQCI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $0.083, and (2) 67.67% of the average of the lowest three inter-day sales prices of the Common Stock during the twenty Trading Days immediately preceding the applicable Conversion Date. AQCI will also issue additional common stock purchase warrants for the right to purchase 125,000 shares of Common Stock of AQCI at

$0.35 per share.  The shares that will be issued upon conversion of these
                  -------------------------------------------------------
debentures are being registered for resale purposes by this registration
------------------------------------------------------------------------
statement.
---------

     Certain terms and conditions must be met at the time of the closing of the $250,000 in convertible debentures that are to be to be issued within two trading days after the effective date of this registration statement. These terms and conditions are summarized as follows:

          . The representations and warranties given by the company are still valid at the time of funding i.e.,
               i) Aquatic is in good standing under the laws of the state of Nevada,
               ii) the financing transaction is property authorized by the Aquatic Board of Directors and that the debentures are issued free of encumbrances,
               iii) that there are adequate authorized shares available to convert the debentures as provided by the financing agreement,
               iv) all disclosures provided by Aquatic regarding Aquatic, its business and the current financing are true and Aquatic did not omit any statement that an investor may find significant.

          . The registration statement shall be declared effective within ninety days of filing,
          . Aquatic has not broken any laws or incurred any other event which would prevent this registration statement from becoming effective,
          . The trading of Aquatic's stock on the OTC Bulletin Board has not been suspended,
          . Aquatic has not had in excess of 33% of its voting securities acquired.


May 2001
--------

     Aquatic executed a "Memorandum of Understanding" to purchase from Raymond Lefebvre, of Proulxville, QC, Canada, certain equipment to be utilized in its Brazil harvesting operations. The equipment has an estimated market values of $150,500. Aquatic issued 2,500,000 shares of its commons stock for consideration.

          1. Rapide Blanc, 35', 11 tons.     Value 20,000.00
          2. La Croche, 32', 7 tons.         Value 22,500.00
          3. Joseph Boivin, 32', 9 tons.     Value 18,000.00
          4. J.M. Laing, 38', 14 tons.       Value 10,000.00
          5. Flamand, 35', 10 tons.          Value 20,000.00
          6. La trenche, 35', 10 tons.       Value 20,000.00
          7. Barge, 17' x  40'               Value 20,000.00
          8. Barge 17' x 36'                 Value 20,000.00
       ________________________________________________________


The equipment was to be delivered in two parts. The above items 1, 2, 3 and 7 were to be delivered on or after June 15, 2001 with the remaining items to be delivered on or after October 15, 2001. These terms have been delayed until this registration statement becomes effective. The above shares are being registered in this document.

                                 Our Business

  Located in Vernon, British Columbia, Canada, Aquatic Cellulose International ("Aquatic") is a forest-based company focusing on what was once considered a lost resource. That resource is submerged timber. Aquatic has in place the processes and equipment necessary to access and recover this valuable resource. Generally submerged timber is of excellent quality and can be used for plywood, sawn lumber, and a wide variety of wood fiber processes. Aquatic's principal activity is the procurement of contracts for the salvage and harvest of submerged timber and the sale of lumber derived from such timber.

  Aquatic harvests trees with a surface mounted robotic arm, called the ATH-60, that has the ability to reach under water, extract a targeted submerged tree and bring it to the surface. This submerged timber is preserved by the water and is of excellent quality making it attractive to be used for plywood, sawn lumber (i.e. lumber used for constructing buildings), special cuts for fine furniture building plus a wide variety of other wood fiber processes such as chipping to create OSB plywood (chip board) or processed for the pulp and paper industry.

  Aquatic uses a simple but effective way to obtain timber and the rights to harvest timber in Canada. First, Aquatic researches a potential site to ensure sufficient timber resources exist. If the reserve is adequate, Aquatic meets with the local government officials to determine the ownership of the wood reserve. In cases where the wood has sunk to the bottom of the water location, the local government takes ownership of the wood to ensure that all local environmental concerns are addressed. Once ownership is determined, Aquatic applies for an appropriate salvage permit. To date Aquatic has acquired only one salvage permit in Canada. On July 20/th/, 1998, Aquatic obtained a salvage permit allowing the salvaging of timber at Monty Lake, in Central British Columbia, Canada. Aquatic harvested timber, pursuant to the salvage permit, within a designated area from July 21, 1998 to October 31, 1998. (see exhibit 10.20)

  Obtaining timber and the rights to harvest in foreign countries is approached slightly differently. In this case Aquatic meets with all appropriate government officials to receive approval from the host country to evaluate its inundated (flooded) forests. Once approval is received, Aquatic evaluates the target site to insure sufficient volumes of timber exist. Finally Aquatic forms a strategic alliance in the applicable country with a partner chosen for their ability to implement the project, operate the project on an on going basis and put in place the down stream infrastructure to process the timber. To date Aquatic has a strategic alliance with Sulpam Madeiras LTDA. (see page 22) for the harvesting of timber in Brazil.

  Aquatic also offers a unique method of harvesting timber. Generally submerged forests are harvested by divers using hand-operated equipment. This method has a slow wood recovery rate of approximately eight to ten trees per day are recovered, as compared to the ATH 60's capability to harvest approximately thirty to forty trees per day.

  Aquatic's industry consists of two primary sources of underwater timber. The first is standing timber that has been inundated (flooded) as a result of a dam construction (hydroelectric or otherwise). These standing trees are submerged as the water level behind a dam rises, preserving them and preventing degradation of the wood quality. The second is salvage timber. This source consists of those trees that have already been cut and have sunk to the bottom of the waterway en route to a mill or load out area.

   Inundated or salvage timber is viable for all types of finished product production including paper. Furthermore, logs in deep, fresh water are not subject to rot as bacteria requiring oxygen are not present, thus though there may be some slight discoloration, the structural integrity of sunken wood is sound. Also, in its travels to South America, our Management observed that submerged hardwoods in the Amazon are currently being used in the production of both plywood and sawn lumber.

  Aquatic has done an on-sight evaluation of the Tucurui reservoir in Brazil, South America. The Tucurui reservoir, created in 1984, is located in the northern interior of Brazil. When the reservoir was filled, it covered over an estimated 100,000 hectures (one hecture equals approximately 2.6 acres) of old growth rain forest. In 1997, Aquatic formed an alliance with Sulpam Madeira Ltda (see exhibit 10.19), a Brazilian Company that has the rights to harvest the timber in the Tucurui reservoirs. Pursuant to the terms of the alliance, in addition to providing harvesting rights, Sulpam was to provide all the surface support craft and provide all "downstream" support and milling services for the timber harvested from the Tucurui reservoir by the ATH 60.

  During 2001, it became evident that Sulpam was unable to provide the necessary "downstream" support and milling services. Therefore, Aquatic is seeking alternative sources for these services. Aquatic will continue to operate the Brazil operation under the harvesting rights held by Sulpam. The agreement covering the use Sulpam's timber harvesting rights does not specify an expiration date.

  Aquatic has also investigated underwater forests and salvage timber in Canada, the United States and Central America. In Canada, Aquatic completed a physical examination of standing timber in reservoirs such as Ootsa Lake in B.C. and salvage timber in waterways such as Lake Superior. The wood examined in these locations was in excellent condition and suitable for harvest and processing. Aquatic is presently concentrating all its efforts in Brazil.

  Aquatic's timber harvesting system utilizes three technological innovations. The first innovation is a digital camera system that has the ability to capture visual images in low light conditions and provide lighting allowing for real time continuous surveillance of all underwater operations, even in turbid water conditions. This camera is readily available from Sony dealers throughout the world.

  The second innovation is the robotically controlled arms and heads and related software. Aquatic uses the software to produce an image of the robot's arm and head joint position. This software is operated on a system of two Intel Pentium based computers that are networked together (the software is copyrighted by Gary Ackles.). There is a patent for the use of the robotic system and software. The patent number is 6,024,145, effective date of 2/15/00, and belongs to Aquatic's president, Mr. Gary Ackles.

  The third feature is Sonar Imaging. This system is used for scanning the bottom of the reservoir to targeting trees for harvesting

  All three technologies were incorporated in the development and construction of the ATH-60. Aquatic is currently financing the construction and acquisition of a second unit referred to as the ATH-120, which is specially designed for the deeper harvest of large diameter submerged timber. Construction of ATH-120 is in process, with the arm component complete. An additional $250,000 of Aquatic's funds will be required to complete the construction of the ATH-120.

  Competition
  -----------

  Aquatic competes for customers with other timber companies, many of which have substantially greater assets and resources than those of our Company. Major companies presently dominate the timber industry and have long-standing distribution and marketing relationships, which may operate to the disadvantage of Aquatic. However, because Aquatic accesses and supplies a unique alternate wood source and it presently has minimal competition in this niche market.

Marketing and distribution Process
----------------------------------

  Upon receiving a purchase order for its goods, Aquatic manages the product from the initial wood harvesting through manufacturing to the final point of sale. The steps involved are as follows:

          . the product is first marketed through wood distributors, which provide Aquatic with purchase orders;
          . wood is then harvested and transported to a primary milling facility where the wood is cout to rough sawn lumber;
          . the rough sawn lumber is then shipped to a secondary milling factory where the wood is milled into pre-finished wood products specified by the purchase order;
          . the pre-finished wood is then bundled, wrapped and trucked to a ship loading yard.where it is placed aboard a cargo ship - freight on board ("FOB");
          . Once the product is aboard the cargo ship the customer assumes liability for the product.

  There is no requirement for government approval for the marketing or use of Aquatic's principal products or services.

  There are no known environmental laws that currently control or prohibit the projects that Aquatic is presently working on or any of the forecasted projects of Aquatic.


Important Event
---------------

  Aquatic entered into a relationship with Cecco Trading Inc., located in Milwaukee Wisconsin, on March 28, 2001, upon which Cecco Trading initially issued Aquatic twenty four purchase orders for lumber to be delivered over a twelve month period. Cecco Trading reserves the right to cancel any orders that are not filled within the specified delivery time indicated on the purchase orders.


Short Term Objectives
---------------------

  In the short term, Aquatic intends to continue to finance the construction of an additional harvester and phase it into the Tucurui projects. Pursuant to a manufacturing agreement with a company which is wholly-owned by the Company's CEO and largest shareholder, Aquatic has begun to finance the construction of this additional harvester and will continue to do so as revenue and or funding becomes available.


Long Term Objectives
--------------------

  Aquatic's long-term objectives are to secure additional harvesting rights of inundated and salvage timber to ensure future stability and long-term growth.


Going Concern
-------------

  The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1a) to the consolidated financial statements, the Company has a working capital deficiency of $467,287 as at May 31, 2001 and has suffered recurring losses from operations which raise substantial doubt about it's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in note 1a). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                               Strategic Vision

  Aquatic's vision is to continue supplying viable supplemental sources of timber. This vision will require that Aquatic establish a reserve base of inundated and salvage timber, which will insure the future stability and long-term growth of Aquatic. Aquatic is also committed to continue being involved in the development of the technology and equipment needed to maintain its lead position in this emerging industry.


                            Description of Property

  Aquatic's offices are located at 3704 32nd Street, Suite 301, Vernon, British Columbia, V1T5N6. Aquatic is committed through the year 2001 with annual lease payments under operating leases for office premises and equipment of $12,165 per year.


                                   Employees

  Aquatic employs a total of four full time employees in the corporate office and twelve full time employees in Brazil. None of the employees are covered by a union. There is no indication of union activity in the area, and there is no indication of union activity in the near future.


                                  Management


Executive Officers and Directors

Name                   Age    Position
----                   ---    --------

Gary J. Ackles         46     President & Director
Shane Kerpan           30     Secretary & Treasurer
Claus Wagner-Bartak    62     Director


  The officers and Directors of Aquatic will devote only such time as they deem appropriate in the business affairs of our Company. It is, however, expected that the officers will devote the time deemed necessary to perform their duties for the business of our Company. The amount of time devoted by each director is discussed below.

  The directors of Aquatic are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

  Biographies Of Our Executive Officers And Directors

  Gary J. Ackles: Mr. Ackles was appointed to the Board of Directors on July
1, 1997, to fill a vacancy. Mr. Ackles was President and founder of Aquatic Cellulose Ltd., and creator of the Aquatic Timber Harvester System. Mr. Ackles has over 25 years expertise in industries that manufacture and sell equipment, with extensive international and domestic experience. Mr. Ackles has been involved with numerous equipment based industries including oil and mineral exploration, logging, heavy construction, and aquatic environmental management. Mr. Ackles has introduced and sold equipment in Canada, USA, Middle East, Africa, and South America. During the past five years Mr. Ackles has been with Aquatic Cellulose. Mr. Ackles is also the President of Legacy Systems, the company that has the patent on the robotic arm that is used in Aquatic's harvesting system. Mr. Ackles does not sit on the Board of any other public company. Mr. Ackles dedicates approximately 90% of his time to Aquatic.

  Shane Kerpan: Mr. Kerpan was appointed to the Board of Directors in July, 1997, to fill a vacancy. Mr. Kerpan earned a degree in Business Administration from Simon Fraser University and has worked in a variety of staff management positions in both the private and non-profit sectors. Mr. Kerpan also possesses experience in project management and evaluation plus has provided the Company with assistance in project research, development of multi-media presentations and public relations. For the past three years, Mr. Kerpan has been with Convergys, a call - center company, in the customer service and billing areas. Prior to this, Mr. Kerpan was employed for two years with Hostelling International. Mr. Kerpan does not sit on the Board of any other public company. Mr. Kerpan dedicates approximately 5% of his time to Aquatic.

  Claus Wagner-Bartak--Dr. Claus Wagner-Bartak was appointed to the Board of Directors in July, 1997, to fill a vacancy. Dr. Wagner-Bartak was the founder of Spar-Aerospace, the corporation contracted to develop and build the robotic arm that is presently used on the NASA Space Shuttle, that arm being named the "Canada-arm". For the past five years, Mr. Wagner-Bartak has been employed by RBID.com, Inc., based in Irvine, California. Mr. Wagner-Bartak does not sit on the Board of any other public company. Mr. Wagner-Bartak dedicates approximately 5% of his time to Aquatic.


        Information concerning our Board of directors and its Committees

  Directors receive no cash remuneration at this time. All Aquatic's Directors are entitled to reimbursement of funds advanced to pay expenses in connection with our Company's business. Aquatic has not established committees of the Board of Directors.

                             Executive Compensation


                                                    Long Term Compensation
 Payouts           Annual Compensation                   Awards
            ---------------------------          -------------------------------
(a)         (b)    (c)     (d)      (e)          (f)    (g)          (h)   (I)
Name                              Other (1)             Securities         All
and                               Annual     Restricted Underlying         Other

Principal                                       Compen      Stock    Options/    LTIP        Compen
Position                Year   Salary   Bonus   sation($)  Award($)  Sar (#)  Payouts($)    sation ($)
Gary Ackles
President/CEO           2000   $84,000    0        0             0     0            0            0
Shane Kerpan
Secretary               2000         0    0        0             0     0            0            0
Claus Wagner-Bartak
Director                2000         0    0        0             0     0            0            0
Key Personnel:          2000         0    0        0             0     0            0            0
Total:                  2000   $84,000    0        0             0     0            0            0
Directors as a
Group                   2000   $84,000    0        0             0     0            0            0

Chief Executive Officer Compensation:

     As of the filing date of this registration statement, Mr. Ackles' employment agreement has been approved by the Board of Directors but has not been formalized into a written document. Mr. Ackles has been granted an annual salary of $84,000.

(1)  Long Term Incentive Plans (Options)

     There are no long-term incentive plans currently in effect. However, the Board of Directors has granted the directors and officers of the Company stock options that are intended to place each director and officer in an equity position in our Company that roughly equates to their original percentage of shares owned in our Company. These options were issued on February 22, 2000 and are exercisable in whole or in part for five years from the date of issue at an exercise price of $0.52. Closing market price of Aquatic's common stock as quoted on the OTC:BB on February 22, 2000 was $.5156. The number of above options issued were 1,425,250 and are as follows:


                    1.  Gary Ackles -             1,202,500
                    2.  Clause Wagner-Bartuk -      117,500
                    3.  Shane Kerpan -              105,250

To date none of these options have been exercised.

Compensation of Directors

     Directors receive no remuneration for their services as directors at this time.

                Certain Relationships and Related Transactions

     On February 22, 1999, the Board of Directors authorized the issuance of stock options to certain officers and directors of Aquatic. The options were vested immediately and would have expired on February 22, 2004. The exercise price was pegged at market price on the date the options were granted. These options were exercised April 13, 1999 at $0.03 per share as follows: 1) 3,250,000 shares of common stock to Gary Ackles, 2) 115,000 shares of common stock to Shane Kerpan, and 3) 150,000 shares of common stock to Claus Wagner - Bartak.

     On February 22, 2000, the Board of Directors authorized and granted the issuance of stock options to certain officers and directors of Aquatic. The options were vested immediately and will be exercisable in whole or in part for five years from the date of issue. The exercise price was pegged at market price on the date the options were granted. The options granted on February 22, 2000 (at $0.52 per share) are as follows: 1) 1,202,500 shares of common stock to Gary Ackles, 2) 105,250 shares of common stock to Shane Kerpan, and 3) 117,500 shares of common stock to Claus Wagner- Bartak.

        Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information as of the date of this Registration Statement regarding certain Ownership of Aquatic's outstanding Common Stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners of more than five percent of the common stock.


Name and Address              Shares Owned Beneficially (1)   Percent of Class
-----------------            ------------------------------   -----------------
Gary J. Ackles
3498 Salmon River Bench Rd             6,855,000                  14.1%
Vernon, B.C. V1T 8Z7

Claus Wagner-Bartak
4092 Lee Highway                         435,000                   0.9%
Arlington, VA 22207

Shane Kerpan
816 George Ann Street                    325,500                   0.7%
Kamloops, B.C. V2C 1L5

Officer/Director as a Group            7,615,500                  15.7%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the registration statement upon the exercise of options or warrants. Each of the above beneficial owner's percentage ownership is determined by including the options and/or warrants that are held by such person and which are exercisable within 60 days of the date of this registration statement. Unless otherwise indicated, the company believes that all persons named in the table have voting and investment power with respect to all shares of common stock beneficially owned by them.

                           Description of Securities

General
-------

     As of the date of this Registration Statement, the authorized capital stock of Aquatic consists of 100,000,000 shares of Common Stock, $.001 par value, of which 42,363,755 shares are issued and outstanding as of June 7, 2001, plus 10,000,000 shares of preferred stock, $0.001 par value, of which no shares are issued and outstanding. There are approximately 295 shareholders that are not in street name. The following is a description of the securities of Aquatic taken from provisions of our Company's Articles of Incorporation and By-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and By-laws as currently in effect. The following description includes all material provisions of the applicable sections of the underlying documents in the summary.

Common Stock
------------

      Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, including the election of directors. Accordingly, holders of a majority of shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election if they chose to do so. The Articles of Incorporation does not provide for cumulative voting for the election of directors. Holders of Common Stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation. Holders of Common Stock have no preemptive, subscription or redemption rights. All outstanding shares of common stock are, and the shares offered hereby, upon issuance, will be, fully paid and non assessable.

Preferred Stock
---------------

      There are 10,000,000 shares of preferred stock, $0.001 par value authorized. The Articles of Incorporation provide that the Preferred stock may be issued from time to time in one or more series, the shares of each series to have voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the board of directors. No Preferred Stock are issued or outstanding at this time. There are no present plans by the Company's Board of Directors to issue preferred shares or to address the rights to be assigned to such shares.

Change in Control
-----------------

     There are not provisions in the Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control of Aquatic.

Penny Stock Disclosure Requirements:
-----------------------------------

     See discussion in risk factor section, page 12, with the heading "Penny Stock issues may be difficult for an investor to dispose of".

Warrants and Options:
--------------------

     On May 5, 2000, Aquatic issued a total of 250,000 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $.69 per share. These warrants expire May 4, 2003. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     As of July 31, 2000, there were a total of 1,425,250 options outstanding to purchase Aquatic's common stock at an exercise price of $0.52 per share, which was the market price of the options on the granting date of February 22, 2000. These options expire on February 22, 2005.

     On September 29, 2000, Aquatic issued a total of 250,000 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $.69 per share. These warrants expire

September 29, 2003. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     On January 25, 2001, Aquatic issued common stock purchase warrants for the right to purchase 75,000 shares of Common Stock of AQCI at $.35 per share. These warrants expire January 25, 2004. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     On March 14, 2001, Aquatic issued common stock purchase warrants for the right to purchase 50,000 shares of Common Stock of AQCI at $.35 per share. These warrants expire March 14, 2004. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     Two days after the effectiveness of this registration statement, AQCI will issue additional common stock purchase warrants for the right to purchase 125,000 shares of Common Stock of AQCI at $.35 per share for a period up to three years of the date of issuance.

Shares Eligible for Future Sale
-------------------------------

     On the date of this offering Aquatic has 46,563,755 shares of Common Stock outstanding. Sales of a substantial number of shares of our Company's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. Aquatic is registering with this document 57,170,096 shares of common stock (of which 4,200,000 have been previously issued as restricted stock) all of which will be freely tradable without restriction or further registration under the Securities Act. This includes:

     . 26,866,437 shares representing an adjustment to the number of shares held on reserve registered on the Form SB2, filed August 21, 2000, file number 333-44184. These reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the debentures
     . 25,853,659 shares representing the conversion of the aggregate of $500,000 of 12% debentures plus estimated interest at a price of $.041 per share
     . 250,000 shares underlying warrants to be registered in connection with the secured convertible debenture purchase agreement
     .    4,200,000 shares of other selling shareholders.

Selling Shareholders
--------------------

     The Shares being offered for resale by our Selling Stockholders are issuable pursuant to:

     1. Additional shares required pursuant to the secured convertible debenture purchase agreement dated May 4, 2000, originally registered on and the secured convertible debenture purchase agreement dated January 25, 2001. Additionally, certain shares are being offered for sale by our Selling Stockholders with piggyback registration rights.

     Recent Financing

     On January 25, 2001 Securities Purchase Agreement (the "Agreement") calls for the issuance of $500,000 of 12% Convertible Debentures that can be converted into shares of common stock. Bridge funding of $125,000 has been issued on January 25, 2001 with a maturity date of January 25, 2002 and $100,000 on March 14, 2001 with a maturity date of March 14, 2002, with the remaining $250,000 in convertible debentures to be issued the second trading day after the effectiveness of this registration statement. The debentures are convertible (plus related interest expense) into the Company's common stock at the lesser of
(1) $.083 per share and (2) 66.67% of the average of the lowest three inter-day prices during the twenty trading days immediately preceding the conversion date. In conjunction with the financing 125,000 warrants to purchase common stock have been issued and 125,000 warrants to purchase shares of common stock are to be issued the second trading day after the effectiveness of this registration statement.

     Certain terms and conditions must be met at the time of the closing of the $250,000 convertible debenture that is to be to be issued within two trading days after the effective date of this registration statement. These terms and conditions are summarized as follows:

          . The representations and warranties given by the company are still valid at the time of funding i.e.,

                    v) Aquatic is in good standing under the laws of the state of Nevada,
                    vi) the financing transaction is property authorized by the Aquatic Board of Directors and that the debentures are issued free of encumbrances,
                    vii)   that there are adequate authorized shares available
                           to convert the debentures as provided by the
                           financing agreement,
                    viii) all disclosures provided by Aquatic regarding Aquatic, its business and the current financing are true and Aquatic did not omit any statement that an investor may find significant.

          . The registration statement shall be declared effective within ninety days of filing,
          . Aquatic has not broken any laws or incurred any other event which would prevent this registration statement from becoming effective,
          . The trading of Aquatic's stock on the OTC Bulletin Board has not been suspended,
          . Aquatic has not had in excess of 33% of its voting securities acquired.

     The warrants to be issued are each exercisable at an exercise price per share of $0.35. Interest on the debentures is payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year while such debentures are outstanding and on each date of conversion, whichever occurs earlier. Interest may be paid, at our option, in cash or common stock. Any debentures outstanding one year after execution, automatically convert into shares of our common stock at the then applicable conversion price unless, there is not an effective registration statement covering the underlying securities, or there are not enough shares authorized or reserved for issuance of the shares upon conversion. The debentures are redeemable under certain circumstances.

     Each holder of the 12% convertible debenture may not convert its securities into shares of the Company's common stock if after the conversion, such holders, together with any of its affiliates, would beneficially own over 4.999% of the outstanding shares of the Company's common stock. This percent ownership restriction may be waived by each holder on not less than 61 days' notice to the Company. Since the number of shares of the Company's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of the Company's common stock prior to a conversion, the actual number of shares of the Company's common stock that will be issued under the debentures, and consequently the number of shares of the Company's common stock that will be beneficially owned by AJW Partners and New Millennium Capital Partners II cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of the Company's common stock that exceeds the number of the Company's shares of common stock currently beneficially owned by AJW Partners and New Millennium Capital Partners II. The number of shares of the Company's common stock listed in the table below as being beneficially owned by AJW Partners and New Millennium Capital Partners II includes the shares of the Company's common stock that are issuable to AJW Partners and New Millennium Capital Partners subject to the 4.999% limitation, upon conversion of their debentures and exercise of their warrants. However, the 4.999% limitation would not prevent AJW Partners and New Millennium Capital Partners from acquiring and selling in excess of 4.999% of the Company's common stock through a series of conversions and sales under the debentures and acquisitions and sales under the warrants.

                             SELLING SHAREHOLDERS

     The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholders. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will continue to own any shares of our Common Stock.

     The following table also sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                              Shares Beneficially                  Shares          Shares Beneficially Owned
                                              Owned                                Offered         After Offering
Selling                                       Prior to the                         For             If All Offered
Stockholder                                   Offering                             Sale            Shares Are Sold
-----------                                   --------------------------------     ------------    ---------------
                                              Number of Shares Percentage (4)                      Number of Shares Percentage
AJW Partners, LLC (1)(6)                      4,975,696 (3)         4.999%         26,485,048 (5)            0          0%
New Millennium Capital Partners, LLC (2)(6)   4,975,696 (3)         4.999%         26,485,048 (5)            0          0%
Creative Advertising (7)                        850,000             0.856%            850,000                0          0%
    Consultants
B&M                  (7)                        850,000             0.856%            850,000                0          0%
Raymond Lefebvre     (8)                      2,500,000             2.517%          2,500,000                0          0%

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

     No Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

     None of the selling shareholders are broker-dealers or affiliates of
     --------------------------------------------------------------------
broker-dealers.
---------------


(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Corey S. Ribotsky may be deemed a control person of the shares owned by such entity. AJW Partners, LLC is a private investment fund that is owned by all its investors and managed by SMS Group, LLC of which Corey S. Ribotsky is the fund manager.

(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Glenn A. Arbeitman and Mr. Corey S. Ribotsky may be deemed control persons of the shares owned by such entity. New Millennium Capital Partners II, LLC is a private investment fund that is owned by all its investors and managed by First Street Manager II, LLC, of which Mr. Glenn
     A. Arbeitman and Mr. Corey S. Ribotsky are the fund managers.

(3) Includes the right to shares of our common stock issuable to AJW Partner and New Millennium Capital Partners II, LLC, subject to the 4.999% limitation, upon conversion of its debentures and exercise of its warrants. Includes 414,692 prior shares owned by AJW Partners, LLC and 414,692 prior shares owned by New Millennium Capital Partners II, LLC.

(4) Percentages are based on 99,533,851 shares of our common stock outstanding (includes the shares in this Offering) as of June 7, 2001.

(5) Pursuant to the Registration Rights Agreement between us and the debenture holders, we are required to register such number of shares of common stock equal to the sum of (i) 200% of the number of shares of common stock issuable upon conversion in full of their debentures, assuming for such purposes that all interest is paid in shares of our common stock, that the Debentures are outstanding for one year and that such conversion occurred at a price as specified in the debentures respective agreements and (ii) the number of shares of Common Stock issuable upon exercise in full of the warrants. As a result of the contractual agreement not to exceed 4.99% beneficial ownership, the selling shareholder does not believe it is a control person as defined in the Securities Exchange Act of 1934 or is required to file a Schedule 13D.

(6) Independent third party who invested in our January 25, 2001 bridge financing. In connection with our bridge financing of $250,000, we issued convertible debentures and warrants to purchase 125,000 shares of our common stock. The selling shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

(7) Represents shares issued for services performed. The principal of these companies is Ted Klar.

(8)  Represents shares issued for equipment purchased.

                             Plan of Distribution

     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

          . Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

          . Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

          . Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

          . An exchange distribution following the rules of the applicable exchange

          .    Privately negotiated transactions

          .    Short sales or sales of shares not previously owned by the seller

          . Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

          .    A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in:

          . Short selling against the box, which is making a short sale when the seller already owns the shares.

          . Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

          . Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

     Because the following selling shareholders are deemed "underwriters" within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements:

     .    AJW Partners, LLC
     .    New Millennium Capital Partners, LLC

     We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify the Company and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

     If we are notified by the selling stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

                               Legal Proceedings

     Our Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

                                    Experts

     Our financial statements as at May 31, 2001 and 2000 and for the years ended May 31, 2001 and 2000 included in this prospectus have been audited by KPMG LLP, independent public accountants, as stated in their report included herein and have been included in reliance upon such opinion, given upon their authority as experts in accounting and auditing.

                                 Legal Matters

     Legal matters concerning the validity of the issuance of shares of common stock offered in this registration statement was passed upon by Owen Naccarato, attorney at law. Owen Naccarato does not beneficially own any shares of the company.

                          Other available information

     Aquatic is subject to the reporting requirements of the Securities and Exchange Commission (the "commission"). We file periodic reports, proxy statements and other information with the commission under the Securities Exchange Act of 1934.


     Aquatic has filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this prospectus. You may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates. Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

     The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov.  Visitors to the site may access such information
               -----------
by searching the EDGAR archives on this web site.


                                Indemnification

     Aquatics Articles of Incorporation do not specifically address indemnification of directors and officers, except to make a general reference that the directors "may exercise all rights, powers, and privileges conferred upon similar corporations organized under and by virtue of the laws of the State of Nevada." Sections 78.751 and 78.752 of the Nevada Revised Statutes permit a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

     Consistent with the overall scope of Section 78.751 of the Nevada Revised Statutes, Article VI of Aquatic's Bylaws, included in Exhibit 3.2 hereto and incorporated herein by reference, provides, in general, that any director or officer of Aquatic who is the subject of or a participant in a threatened, pending or completed legal action by reason of the fact that such individual is or was a director or officer shall be indemnified and held harmless by Aquatic from and against the consequences of such action if it is determined that he acted in good faith and reasonably believed (i) his conduct was in Aquatic's best interest, (ii) in all other cases, that his conduct was not opposed to the best interests of the Company, and (iii) with respect to criminal proceedings, that he had no reasonable cause to believe his conduct was unlawful; provided that if it is determined that such person is liable to Aquatic or is found liable on the basis that personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the legal action and shall not be made in respect of any legal action in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to Aquatic. Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by Aquatic only upon a determination that indemnification of such person is proper in the circumstances by virtue of the fact that it shall have been determined that such person has met the applicable standard of conduct.

     The Bylaws also provide that reasonable expenses, including court costs and attorneys' fees, incurred by officers and directors in connection with a covered legal action shall be paid by Aquatic at reasonable intervals in advance of the final disposition of such action, upon receipt by Aquatic of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by Aquatic if it is ultimately determined that he is not entitled to be indemnified.

     The Board of Directors of Aquatic may also authorize Aquatic to indemnify employees or agents of Aquatic, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of Aquatic. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

     The Bylaws also provide that the Company has the power and authority to purchase and maintain insurance or other arrangements on behalf of any director, officer, employee, or agent of Aquatic or any affiliate of Aquatic on similar terms as those described in Section 78.752 of the Nevada Revised Statutes. Aquatic's Articles of Incorporation relieve its directors from liability for monetary damages to the full extent permitted by Nevada law. Sections 78.751 and 78.752 of the General Corporation Law of the State of

Nevada authorize a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

                             Financial Statements

Our Financial Statements begin on page 36

                     Consolidated Financial Statements of

                               AQUATIC CELLULOSE
                              INTERNATIONAL CORP.

                             May 31, 2001 and 2000


                     Index To Audited Financial Statements


Independent Auditors' Report

Consolidated Balance Sheets as of May 31, 2001 and 2000

Consolidated Statements of Loss for the years ended May 31, 2000 and 1999

Consolidated Statement of Stockholders' Equity (Deficit) and Comprehensive
 Income for the years ended May 31, 2001 and 2000

Consolidated Statements of Cash Flows for the years ended May 31, 2001 and 2000

Notes to Consolidated financial Statements

AUDITOR'S REPORT TO THE STOCKHOLDERS

We have audited the consolidated balance sheets of Aquatic Cellulose International Corp. as at May 31, 2001 and 2000 and the consolidated statements of loss, stockholders' (deficiency) equity and comprehensive loss and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of the Company as at May 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1(a) to the consolidated financial statements, the Company has a working capital deficiency of $467,287 as at May 31, 2001 and has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in note 1(a). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


"signed KPMG LLP"

Chartered Accountants

Kelowna, Canada

August 3, 2001

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Balance Sheets
$ United States

May 31, 2001 and 2000

--------------------------------------------------------------------------------------------------------------
                                                                                            2001          2000
--------------------------------------------------------------------------------------------------------------
                                                                                                     (Restated
                                                                                                    note 1(o))
Assets

Current assets
    Cash                                                                             $    19,892   $   271,864
    Accounts receivable, net of allowance for doubtful accounts
      of $nil (2000 - $nil)                                                               54,963       268,813
    Inventory (note 2)                                                                   199,892             -
    Deferred financing costs                                                              19,364        73,671
    ----------------------------------------------------------------------------------------------------------
                                                                                         294,111       614,348

Advance on equipment purchase (note 5(a))                                                100,000             -

Fixed assets (note 3)                                                                     10,357         4,228

--------------------------------------------------------------------------------------------------------------
                                                                                     $   404,468   $   618,576
==============================================================================================================

   Liabilities and Stockholders' (Deficiency) Equity

Current liabilities
    Accounts payable and accrued liabilities                                         $   186,581   $   167,685
    Convertible debentures payable (note 4)                                              574,817       382,031
    ----------------------------------------------------------------------------------------------------------
                                                                                         761,398       549,716
 Stockholders' (deficiency) equity
    Capital stock
        10,000,000 preferred shares, issuable in series, with
                   a par value of $0.001 per share authorized
       100,000,000 common shares with a par value of $0.001
                   per share authorized, 47,019,315 shares issued
                   (May 31, 2000 - 37,425,985 shares issued)                              47,019        37,426
    Additional paid-in capital                                                         4,073,808     2,527,608
    Deficit                                                                           (4,512,813)   (2,539,201)
    Accumulated other comprehensive income
      Foreign currency translation adjustment                                             35,056        43,027
    ----------------------------------------------------------------------------------------------------------
                                                                                        (356,930)       68,860
Commitments (note 6)
Subsequent events (note 8)
--------------------------------------------------------------------------------------------------------------
                                                                                     $   404,468   $   618,576
==============================================================================================================

See accompanying notes to consolidated financial statements

On behalf of the Board:

_____________________  Director

_____________________  Director

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statements of Loss
$ United States

Years ended May 31, 2001 and 2000

--------------------------------------------------------------------------
                                                      2001            2000
--------------------------------------------------------------------------
                                                                 (Restated
                                                                 note 1(o))

Sales                                          $   280,042    $    353,125
Cost of sales                                      528,834         347,827
--------------------------------------------------------------------------
                                                  (248,792)          5,298

Expenses
   Amortization                                      2,647           1,904
   Bad debts                                       225,475               -
   Financing fees and interest                     769,423         375,160
   Engineering design                                    -          60,693
   Selling, general and administrative             727,275         851,949
   -----------------------------------------------------------------------
                                                 1,724,820       1,289,706

--------------------------------------------------------------------------
Loss for the year                              $(1,973,612)   $ (1,284,408)
--------------------------------------------------------------------------

Weighted average number of shares               40,762,532      36,842,267

Loss per share - basic and diluted             $     (0.05)   $      (0.03)
--------------------------------------------------------------------------

See accompanying notes to consolidated financial statements

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statement of Stockholders' (Deficiency) Equity and Comprehensive
Loss
$ United States

Years ended May 31, 2001 and 2000

============================================================================================================================
                                                                                                   Accumulated         Total
                                                                Additional                               Other  Stockholders'
                                         Number     Capital        Paid-in                       Comprehensive        Equity
                                      of Shares       Stock        Capital         Deficit              Income  (Deficiency)
----------------------------------------------------------------------------------------------------------------------------
 Balance, May 31, 1999               36,603,985    $ 36,604     $1,524,430     $(1,254,793)         $   34,565   $   340,806

Issued for cash (note 6(b))             100,000         100         49,900               -                   -        50,000
Issued for services (note 5(a))         722,000         722        462,978               -                   -       463,700
Financing cost of warrants
  granted in conjunction with
  convertible debentures
  (note 4)                                    -           -        122,500               -                   -       122,500
Beneficial conversion
  feature of convertible
  debentures payable
  (note 4)                                    -           -        367,800               -                   -       367,800
----------------------------------------------------------------------------------------------------------------------------
                                     37,425,985      37,426      2,527,608      (1,254,793)             34,565     1,344,806
Comprehensive income:
  Loss                                        -           -              -      (1,284,408)                  -    (1,284,408)
  Foreign currency
    translation adjustment                    -           -              -               -               8,462         8,462
----------------------------------------------------------------------------------------------------------------------------
Comprehensive income
  (loss)                                                                                                          (1,275,946)
----------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 2000                37,425,985      37,426      2,527,608      (2,539,201)             43,027        68,860

Issued for services (note 5(a))       2,287,000       2,287        309,242               -                   -       311,529
Issued for settlement of
  accounts payable and
  accrued liabilities (note 5(a))       227,000         227        133,273               -                   -       133,500
Issued upon conversion
  of debentures                       6,117,422       6,117        563,083               -                   -       569,200
Issued for share subscriptions
  received in 2000 (note 6(b))          100,000         100           (100)              -                   -             -
Issued in lieu of cash
  payment of interest on
  convertible debentures
  payable                               861,908         862         62,255               -                   -        63,117
Share issue costs                             -           -        (24,553)              -                   -       (24,553)
Financing cost of warrants
  granted in conjunction with
  convertible debentures
  (note 4)                                    -           -         55,000               -                   -        55,000
Beneficial conversion
  feature of convertible
  debentures payable
  (note 4)                                    -           -        448,000               -                   -       448,000
----------------------------------------------------------------------------------------------------------------------------
                                     47,019,315      47,019      4,073,808      (2,539,201)             43,027     1,624,653
Comprehensive loss:
  Loss                                        -           -              -      (1,973,612)                  -    (1,973,612)
  Foreign currency
    translation adjustment                    -           -              -               -             (7,971)        (7,971)
----------------------------------------------------------------------------------------------------------------------------
Comprehensive loss                                                                                                (1,981,583)
----------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 2001                47,019,315    $ 47,019     $4,073,808     $(4,512,813)         $   35,056   $  (356,930)
============================================================================================================================

See accompanying notes to consolidated financial statements.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statements of Cash Flows
$ United States

Years ended May 31, 2001 and 2000

-----------------------------------------------------------------------------------------------
                                                                          2001             2000
-----------------------------------------------------------------------------------------------
                                                                                     (Restated
                                                                                     note 1(o))
Operating activities
   Loss for the year                                               $(1,973,612)     $(1,284,408)
   Non-cash items
    Amortization                                                         2,647            1,904
    Amortization of deferred financing costs                           176,807            2,829
    Common stock issued for services                                   311,529          463,700
    Amortization of beneficial conversion feature of
     convertible debentures                                            362,258          367,800
    Common stock issued in lieu of cash payment
     of interest on convertible debentures                              63,117                -
    Amortization of financing cost of warrants                         152,728            4,531
   Decrease (increase) in accounts receivable                          213,850         (261,079)
   Increase in inventory                                              (199,892)               -
   Increase in accounts payable and accrued liabilities                152,396          143,625
   --------------------------------------------------------------------------------------------
                                                                      (738,172)        (561,098)
Financing activities
   Issuance of capital stock                                                 -           50,000
   Receipt of share subscriptions receivable                                 -          250,000
   Share issue costs                                                   (24,553)               -
   Issuance of debentures                                              750,000          500,000
   Financing costs                                                    (122,500)         (76,500)
   --------------------------------------------------------------------------------------------
                                                                       602,947          723,500
Investing activities
   Purchase of fixed assets                                             (8,776)               -
   Advance on equipment purchase                                      (100,000)               -
   --------------------------------------------------------------------------------------------
                                                                      (108,776)               -

Effect of exchange rate changes on cash balances                        (7,971)           8,556
-----------------------------------------------------------------------------------------------
(Decrease) Increase in cash                                           (251,972)         170,958

Cash, beginning of year                                                271,864          100,906
-----------------------------------------------------------------------------------------------
Cash, end of year                                                  $    19,892      $   271,864
-----------------------------------------------------------------------------------------------
Interest paid                                                                -                -
Income taxes paid                                                            -                -

Non-cash financing activities
   Common shares issued for services                               $   311,529      $   463,700
   Common shares issued for settlement of accounts payable
    and accrued liabilities                                            133,500                -
   Common shares issued upon conversion of debentures                  569,200                -
   Common shares issued in lieu of cash payment of interest
    on convertible debentures payable                                   63,117                -
   Fair value assigned to warrants issued in conjunction with
    convertible debentures                                              55,000          122,500
   --------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements
$ United States

Years ended May 31, 2001 and 2000
--------------------------------------------------------------------------------

Aquatic Cellulose International Corp. (the "Company") was incorporated under the laws of the State of Nevada. The Company's principal activity is the procurement of contracts for the harvest and salvage of submerged timber and the sale of lumber produced from such timber. During 2001, the Company had sales to United States customers of $192,357 (2000 - $262,500) and Brazil customers aggregating $87,685 (2000 - $90,625).

1.   Significant accounting policies:

     a)   Going concern

          These financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities and commitments in the normal course of business. As at May 31, 2001, the Company had a working capital deficiency of $467,287, a deficit of $4,512,813 and has suffered recurring losses from operations. The application of the going concern concept is dependent on the Company's ability to generate future profitable operations and receive continued financial support from its shareholders and other investors. These consolidated financial statements do not give effect to any adjustments should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts differing from those reflected in the consolidated financial statements. Management plans to obtain sufficient working capital from operations and external financing to meet the Company's liabilities and commitments as they become payable over the next twelve months. There can be no assurance that management's plans will be successful. Failure to obtain sufficient working capital from operations and external financing will cause the Company to curtail operations.

     b)   Basis of presentation

          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Aquatic Cellulose Ltd. All significant intercompany balances and transactions have been eliminated.

     c)   Translation of financial statements

          The Company's functional currency is the United States dollar. The Company's subsidiary, Aquatic Cellulose Ltd., operates in Canada and its operations are conducted in Canadian currency. However, its functional currency has been determined to be the United States dollar. The method of translation applied is as follows:

          i) Monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, being US $1.00 per Cdn $1.5361 (May 31, 2000 - $1.4965).
          ii) Non-monetary assets and liabilities are translated at the rate of exchange in effect at the date the transaction occurred.
          iii) Revenues and expenses are translated at the rate of exchange in effect at the transaction date.
          iv) The net adjustment arising from the translation is included in the consolidated statement of loss.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 2
$ United States

Years ended May 31, 2001 and 2000
--------------------------------------------------------------------------------

1.   Significant accounting policies (continued):

     c)   Translation of financial statements (continued)

          To November 30, 2000, the functional currency of Aquatic Cellulose Ltd. was the Canadian dollar. Accordingly, the net adjustment to November 30, 2000 arising from the translation of Canadian dollar operations into United States dollars has been recorded as a translation adjustment which is included in accumulated other comprehensive income.

     d)   Inventory

          Inventory is recorded at the lower of cost, determined on a first in, first out basis, and net realizable value. Cost includes costs of materials, labour and manufacturing overhead.

     e)   Fixed assets

          Fixed assets are recorded at cost. The carrying values of fixed assets are reviewed on a regular basis for the existence of facts and circumstances, both internally and externally, that may suggest impairment. To date, no such impairment has been indicated. Amortization is provided using the following methods and annual rates which are intended to amortize the cost of assets over their estimated useful life:

          ----------------------------------------------------------------------
          Asset                                       Method               Rate
          ----------------------------------------------------------------------
          Computer equipment               Declining balance                 30%
          Furniture and equipment          Declining balance                 20%
          Leasehold improvements               Straight-line                 20%
          ----------------------------------------------------------------------

     f)   Warrants issued in conjunction with convertible debt

          The Company allocates the proceeds received from convertible debt between the liability and the warrants issued in conjunction with the debt, based on their relative fair values, at the time of issuance. The amount allocated to the warrants is recorded as additional paid in capital and as a discount to the related convertible debt. The discount is amortized to interest expense on a yield basis over the term of the related convertible debt.

     g)   Revenue recognition

          The Company recognizes sales when goods are shipped and the title and the risks and rewards of ownership have been transferred from the Company to the customer.

     h)   Management estimates

          The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from those estimates.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 3
$ United States

Years ended May 31, 2001 and 2000
--------------------------------------------------------------------------------

1.   Significant accounting policies (continued):

     h)   Management estimates (continued)

          The collectibility of accounts receivable and the determination of the lower of cost and net realizable value of inventory are based on management estimates. Management reviews its estimates on a quarterly basis and, where necessary, makes adjustments prospectively.

     i)   Financial instruments

          The fair values of the Company's cash, accounts receivable and accounts payable and accrued liabilities approximate their carrying values due to the relatively short periods to maturity of the instruments. The fair value of the convertible debentures payable approximates their carrying amount due to the fixed interest rate of the debentures closely approximating floating rates at the financial statement date.

     j)   Loss per share

          Basic loss per share has been calculated using the weighted average number of shares outstanding during the period. The dilutive effect of outstanding warrants (note 4) and stock options (note 5(b)) has not been calculated as their effect on basic loss per share would be antidilutive. As the Company has a loss in each period presented, basic and diluted loss per share are the same.

     k)   Stock option plan

          The Company applies APB Opinion No. 25 in accounting for stock options granted to employees whereby compensation cost is recorded only to the extent that the market price exceeds the exercise price at the date of grant. Options granted to non-employees are accounted for at their fair value at the date the related services are provided.

     l)   Income taxes

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess.

          Although the Company has consolidated loss carryforwards of approximately $2,600,000, no amount has been reflected on the balance sheet for deferred income taxes as the deferred income tax asset has been fully offset by a valuation allowance.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 4
$ United States

Years ended May 31, 2001 and 2000
--------------------------------------------------------------------------------

1.   Significant accounting policies (continued):

     m)   Commitments and contingencies

          Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Recoveries from third parties which are probable of realization are separately recorded, and are not offset against the related environmental liability, in accordance with Financial Accounting Standards Board Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts."

     n)   New accounting pronouncement

          In June, 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Adoption of this standard is not expected to materially impact the Company's results of operations or financial position as, to date, the Company has not entered into any derivative instruments.

     o)   Restatement of comparative figures

          The May 31, 2000 comparative figures have been restated to account for a beneficial conversion feature on the convertible debentures issued during 2000 (note 4), and the deferral and amortization of financing costs related to the debentures. Accordingly, the 2000 financial statements have been adjusted as follows:

          ---------------------------------------------------------------------
          Consolidated balance sheet
          ---------------------------------------------------------------------
          Increase in deferred financing costs                        $  73,671
          Decrease in convertible debentures payable                    117,969
          Increase in additional paid in capital                       (490,300)
          ---------------------------------------------------------------------
          Increase in deficit                                         $(298,660)
          =====================================================================

          The loss for 2000 increased by an increase in financing fees and interest of $298,660.

          There was no change to 2000 basic and diluted loss per share.

          There was no change to 2000 cash flows from operations, financing or investing activities.

2.   Inventory:
     --------------------------------------------------------------------------
                                                            2001      2000
     --------------------------------------------------------------------------
     Logs                                                 $ 91,982   $      -
     Rough cut lumber                                      107,910          -
     --------------------------------------------------------------------------
                                                          $199,892   $      -
     ==========================================================================

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 5
$ United States

Years ended May 31, 2001 and 2000
-------------------------------------------------------------------------------

3.   Fixed assets:

     ---------------------------------------------------------------------------------------------------
                                                                                                    2001
     ---------------------------------------------------------------------------------------------------
                                                                        Accumulated             Net book
                                                               Cost    amortization                value
     ---------------------------------------------------------------------------------------------------
     Computer equipment                                    $  3,931        $  2,067             $  1,864
     Furniture and equipment                                 11,701           3,208                8,493
     Leasehold improvements                                   4,853           4,853                    -
     ---------------------------------------------------------------------------------------------------
                                                           $ 20,485        $ 10,128             $ 10,357
     ===================================================================================================

     ---------------------------------------------------------------------------------------------------
                                                                                                    2000
     ---------------------------------------------------------------------------------------------------
                                                                        Accumulated             Net book
                                                               Cost    amortization                value
     ---------------------------------------------------------------------------------------------------
                                                                                               (Restated
                                                                                               note 1(o))
     Computer equipment                                    $  2,287        $  1,620              $   667
     Furniture and equipment                                  4,569           1,977                2,592
     Leasehold improvements                                   4,853           3,884                  969
     ---------------------------------------------------------------------------------------------------
                                                           $ 11,709        $  7,481              $ 4,228
     ===================================================================================================

4.   Convertible debentures payable:

     Convertible debentures payable bear interest at 12%, due on a quarterly basis, and are secured by a first priority interest in the Company's accounts receivable, inventory, fixed assets and general intangibles. The debentures due on May 4, 2002 and September 29, 2001, aggregating $525,800 at May 31, 2001, are convertible into the Company's common shares at the lesser of $0.60 per share and 70% of the average of the lowest three inter-day sales prices during the twenty trading days immediately preceding the conversion date. The remaining $155,000 of the debentures at May 31, 2001 are convertible into common shares at the lesser of $0.083 per share and 67.67% of the average of the lowest three inter-day sales prices during the twenty days immediately preceding the conversion date. If unpaid when due, $525,800 of the debentures will automatically convert to common shares. The remaining $155,000 of the debentures do not automatically convert to common shares on their due dates.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 6
$ United States

Years ended May 31, 2001 and 2000
--------------------------------------------------------------------------------

4. Convertible debentures payable (continued):

   The debentures are due as follows:
   ------------------------------------------------------------------------------------------------------------------
                                                                  Outstanding                             Outstanding
   Due Date                                                      May 31, 2000   Issued      Converted    May 31, 2001
   ------------------------------------------------------------------------------------------------------------------
   May 4, 2002                                                     $500,000   $       -     $(474,200)   $     25,800
   September 29, 2001                                                     -     500,000             -         500,000
   January 25, 2002                                                       -     150,000       (95,000)         55,000
   March 14, 2002                                                         -     100,000             -         100,000
   ------------------------------------------------------------------------------------------------------------------
                                                                   $500,000   $ 750,000     $(569,200)        680,800
   --------------------------------------------------------------------------------------------------

   Unamortized discount related to warrants granted in conjunction with
    the issuance of the convertible debentures payable                                                        (20,241)
   Unamortized discount related to beneficial conversion option on the
    convertible debentures payable                                                                            (85,742)
                                                                                                         ------------
                                                                                                         $    574,817
                                                                                                         ------------

   ------------------------------------------------------------------------------------------------------------------
                                                                  Outstanding                             Outstanding
   Due Date                                                      May 31, 1999   Issued      Converted    May 31, 2000
   ------------------------------------------------------------------------------------------------------------------
   May 4, 2002                                                     $      -   $ 500,000     $       -    $    500,000
   --------------------------------------------------------------------------------------------------

   Unamortized discount related to warrants granted in conjunction with
    the issuance of the convertible debentures payable                                                       (117,969)
                                                                                                         ------------
                                                                                                         $    382,031
                                                                                                         ------------

   In conjunction with the above debentures, the Company granted the following common share purchase warrants to the debenture holders:

   ------------------------------------------------------------------------------------------------------------------
                                     Price per    Outstanding                                             Outstanding
   Expiry Date                          share    May 31, 2000      Issued          Exercised             May 31, 2001
   ------------------------------------------------------------------------------------------------------------------
   May 4, 2003                        $   0.69       250,000            -                  -                  250,000
   September 29, 2003                 $   0.69             -      250,000                  -                  250,000
   January 25, 2004                   $   0.35             -       75,000                  -                   75,000
   March 14, 2004                     $   0.35             -       50,000                  -                   50,000
   ------------------------------------------------------------------------------------------------------------------
                                                     250,000      375,000                  -                  625,000
   ------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------
                                     Price per    Outstanding                                             Outstanding
   Expiry Date                          share    May 31, 1999      Issued          Exercised             May 31, 2000
   ------------------------------------------------------------------------------------------------------------------
   May 4, 2003                        $   0.69              -     250,000                  -                  250,000
   ------------------------------------------------------------------------------------------------------------------

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 7
$ United States

Years ended May 31, 2001 and 2000
--------------------------------------------------------------------------------

4. Convertible debentures payable (continued):

   The convertible debentures contain a beneficial conversion feature as the debenture holders were granted common share purchase warrants and the debentures are convertible into common shares at prices that are less than the market price at the date of issuance, both of which result in the convertible debentures initially being recorded at a carrying amount which is less than their face value. The debenture proceeds attributable to the warrants was estimated to be $55,000 (2000 - $122,500). The fair value of the debenture proceeds attributable to the warrants was determined using the Black Scholes method using the following assumptions: the three year life of the warrants, volatility factor of 115%, risk free rate of 5.5% and no expected dividend yield. The intrinsic value of the beneficial conversion option has been calculated as $448,000 (2000 - $367,800) which is recognized in accordance with EITF 98-5, as modified, where applicable, by EITF 00-27. The beneficial conversion option on convertible debt instruments issued prior to November 15, 2000 is being accreted over the period to the first possible conversion date in accordance with EITF 98-5. The beneficial conversion option on other convertible debt is being accreted over the term of the debt in accordance with EITF 00-27. As a result, interest expense of $362,258 (2000 - $367,800), discount on the convertible debentures of $85,742 (2000 - $nil) and a corresponding increase in additional paid-in capital of $448,000 (2000 -$367,800) have been recorded in the consolidated balance sheet and consolidated statements of loss and stockholders' (deficiency) equity and comprehensive loss.

5. Capital stock:

   a) During 2001, the Company issued 2,287,000 (2000 - 722,000) common shares for services, and 227,000 (2000 - nil) common shares for settlement of accounts payable and accrued liabilities which are restricted under rule 144a.

   b)  Stock options:

       The Company's stock options vested on the date of issue.

       ----------------------------------------------------------------------------------------------------
                                Price per       Outstanding                                     Outstanding
       Expiry Date                  share      May 31, 2000          Issued      Exercised     May 31, 2001
       ----------------------------------------------------------------------------------------------------
       February 22, 2005       $     0.52         1,425,250               -              -        1,425,250
       ----------------------------------------------------------------------------------------------------

       ----------------------------------------------------------------------------------------------------
                                Price per       Outstanding                                     Outstanding
       Expiry Date                  share      May 31, 1999          Issued      Exercised     May 31, 2000
       ----------------------------------------------------------------------------------------------------
       February 22, 2005       $     0.52                 -       1,425,250              -        1,425,250
       ----------------------------------------------------------------------------------------------------

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 8
$ United States

Years ended May 31, 2001 and 2000
--------------------------------------------------------------------------------

5. Capital stock (continued):
   b) Stock options:

      The Company applies APB Opinion No. 25 in accounting for its Stock Option Plan and, accordingly, because options have been granted at the current market price on the issue date, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation costs based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's loss for the year would have been increased to the proforma amounts below:

      --------------------------------------------------------------------------
                                                               2001         2000
      --------------------------------------------------------------------------
                                                                       (Restated
                                                                      note 1(o))
      Loss for the year
        As reported                                       $      -  $(1,284,408)
        Proforma                                          $      -  $(1,723,615)
      Loss per share
        As reported                                       $      -  $     (0.03)
        Proforma                                          $      -  $     (0.05)
        ------------------------------------------------------------------------

      The fair value of the options granted during 2000 has been determined using the Black Scholes Method using the expected one year life of the options, a volatility factor of 161%, a risk-free rate of 6.22% and no assumed dividends. No stock options were granted during 2001.

6. Commitments:

   a) Pursuant to a manufacturing agreement with a company that is controlled by the Company's CEO and largest shareholder, the Company is committed to providing the financing for the construction and acquisition of an Aquatic Timber Harvesting Machine at a cost of $750,000.

      During the year ended May 31, 2001, the Company advanced $100,000 to finance the commencement of the construction of the new aquatic timber harvester.

   b) During the year ended May 31, 2000, the Company received $50,000 for subscriptions for 200,000 common shares, which are restricted under rule 144a, of which 100,000 of the shares were issued during fiscal 2000. The remaining 100,000 shares were issued during fiscal 2001.


7. Notes receivable:

   During the year ended May 31, 1999, the Company loaned $105,450 to three Directors for the exercise of Company stock options. These loans are unsecured, do not bear interest and are due on July 24, 2002. The notes receivable were recorded as a reduction of additional paid in capital in fiscal 1999.

AQUATIC CELLULOSE INTERNATIONAL CORP.


Notes to Consolidated Financial Statements, page 9
$ United States

Years ended May 31, 2001 and 2000
--------------------------------------------------------------------------------

8.  Subsequent events:

    Subsequent to May 31, 2001, the Company issued the following common shares:

    a) 400,000 shares, restricted under rule 144a, for services with a value equivalent to the fair market value of the shares issued of $16,000;

    b) 2,500,000 shares, restricted under rule 144a, with a fair market value of $100,000 to acquire a fleet of boats to be used in the Company's Brazilian operation;

    c) 736,236 shares in lieu of cash payment for interest of $20,615 on the convertible debentures; and

    d)  508,130 shares upon conversion of $12,500 of convertible debentures.

9.  Comparative figures:

    Certain of the 2000 figures have been reclassified to conform with the financial statement presentation adopted in 2001.

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS
               ------------------------------------------------

Indemnification of Directors and Officers

     Nevada Corporation Law permits a corporation organized under Nevada Law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not improper.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.


Other Expenses of Issuance and Distribution

Related to the securities being registered. The expenses shall be paid by the Registrant.

SEC Registration Fee                $    853.86
Printing and Engraving Expenses     $  2,000.00
Legal Fees and Expenses             $ 10,000.00
Accounting Fees and Expenses        $ 15,000.00
Transfer Agent Fees                 $  2,000.00
Blue Sky Fees                       $  2,000.00
Miscellaneous                       $  5,000.00
                                    -----------
Total                               $ 36,853.86


Recent Sales of Unregistered Securities

Shares of common stock issued
-----------------------------

     A total 29,762,336 shares of common stock, par value $0.001 (the "Shares"), have been issued by Aquatic since July 31, 1998 for cash or services rendered to Aquatic, absent registration under the Securities Act of 1933, as amended (the "Securities Act"). The Shares issued are as follows.

     In August, 1998, Aquatic issued 1,000,000 restricted Shares to Big Rock Marketing Group for cash at $0.027 per share or $27,000. Additionally, 420,000 restricted Shares were issued to Chelsey Technology Corp. for services valued at $0.027 per share (a 55% discount to market) which amounted to $11,340 as payment for public relations services rendered to the Company and represented fair value for services rendered. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.

     In October, 1998, Aquatic issued 1,000,000 restricted Shares to Big Rock Marketing Group for cash at $.027 per share. 500,000 restricted Shares were issued to P. Daoust valued at $0.027 per Share (approximately 50% of market value) as compensation for public relations services rendered to the Company and represented fair value for services rendered. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.

     In November, 1998, Aquatic issued 500,000 restricted Shares to NIKA Resources Ltd. for cash at $0.10 per share (a negotiated settlement amount). Aquatic issued 500,000 restricted Shares to Big Rock Marketing Inc. for cash at $.027 per share and 28,000 restricted shares to Phoenix Media Group, Ltd. at $.027 per share for services rendered to the Company ($0.027 was approximately market value and these shares represented fair value for services rendered).
The shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.

     In December, 1998, Aquatic issued 3,000,000 restricted shares to various consultants for public relations services rendered valued at $0.027 share per share, 240,000 restricted Shares to Sean Ackles for cash at $0.10 per share and 250,000 restricted shares to Big Rock Marketing Inc. for cash at $0.053 per share. The issuance price represented approximately market value of the shares at the time of issuance. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.

     In January, 1999, Aquatic issued 1,350,000 restricted shares to various consultants and vendors for services and product rendered. These shares were valued at $0.027 per share (approximately market value and represented fair value for services rendered). These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock at this time were accredited investors.

     In February, 1999, Aquatic issued 10,523,336 shares to various investors pursuant to the exemption to registration provided under Rule 504 of Regulation D of the Securities Act of 1933, as amended. These shares were sold for cash at $0.024 per share (sale price was set at approximately a 30% discount to market at the time of filing). The investors of the stock were accredited investors.

     In April 1999, Aquatic issued 6,515,000 shares of restricted stock pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." as follows: 1) the Company issued 3,515,000 restricted shares to various Officers of the Company who exercised options granted in February, 1999 for services rendered in their positions. These shares were valued at $.03 per share, which was market value on the date the options were granted; 2) the Company issued 1,000,000 restricted shares valued at $0.03 per share to Consultants for public relations services rendered to the Company; 3) 1,500,000 and 500,000 restricted shares were issued to Big Rock Marketing Group for cash at $0.10 and $0.20 per share. The investors of the stock were accredited investors.

     In May, 1999, Aquatic issued 500,000 restricted shares to Big Rock Marketing Group valued at $0.03 per share (price reflected market price) for public relations services rendered to the Company and these shares represented fair value for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock at this time were accredited investors.

     In May, 2000, we issued 100,000 restricted Shares valued at $0.50 per share (price reflected market value) for cash to Matt Lothian pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.

     In December 1999 through May, 2000, the Aquatic issued 722,000 restricted
     ----------------------------------
shares valued at an average of $0.642 per share (price reflected market price) for services, pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering." The investors of the stock at this time were accredited investors.

     In March, 2001, we issued 1,700,000 shares of restricted stock at $0.068 per share, of which 850,000 shares were issued to Creative Advertising consultants (Ted Klar) and, 850,000 shares were issued to B&H (Ted Klar) pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering." These shares were issued for services rendered. The investor of the stock was an accredited investor.

     At various times in 2001, Aquatic issued an aggregate of 587,000 shares of restricted stock at an average price of $0.14 per share (price reflected market price) for services pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering." These shares were issued for services rendered. The investor of the stock was an accredited investor.

     At various times in 2001, Aquatic issued an aggregate of 227,000 shares of restricted stock at an average price of $0.58 per share for the settlement of accounts payable and accrued liabilities (settlement determined stock price) pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering." These shares were issued for services rendered. The investor of the stock was an accredited investor.

     In, 2001, Aquatic issued 100,000 shares of restricted stock to Mathew Lathian at no cost pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering." These shares were issued for cash subscriptions for 200,000 common shares received during fiscal 2000. 100,000 of the common shares were issued during fiscal 2000. The investor of the stock was an accredited investor.

Shares issued subsequent to May 31, 2001
----------------------------------------

     In June, 2001 Aquatic issued 2,500,000 shares of restricted stock at $0.06 per share for the purchase of equipment, pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.

     In July, 2001 Aquatic issued 400,000 shares of restricted stock at $.04 per share for services, (price reflected market price), pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.

Convertible Notes issued
------------------------

     The investors of these securities were accredited investors.

     On May 5, 2000, Aquatic issued two convertible debentures of $250,000 each for a aggregate of $500,000 in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors

     On September 29, 2000 Aquatic issued two convertible debentures of $250,000 each for a aggregate of $500,000 in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors

     On March 14, 2001 Aquatic issued two convertible debentures of $50,000 each for an aggregate of $100,000 in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

Warrants and options issued:
----------------------------

     On May 5, 2000, Aquatic issued a total of 250,000 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $.69 per share, and expire May 4, 2003. These warrants were issued in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

     As of July 31, 2000, there were a total of 1,425,250 options outstanding to purchase Aquatic's common stock at an exercise price of $0.52 per share, which was the market price of the options on the granting date of February 22, 2000. These options expire on February 22, 2005. These options were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering." The investors of these securities were accredited investors.

     On September 29, 2000, Aquatic issued a total of 250,000 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $.69 per share and expire September 29, 2003. These warrants were issued in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

     On January 25, 2001, Aquatic issued common stock purchase warrants for the right to purchase 75,000 shares of Common Stock of AQCI at $.35 per share and expire January 25, 2004. These warrants were issued in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

     On March 14, 2001, Aquatic issued common stock purchase warrants for the right to purchase 50,000 shares of Common Stock of AQCI at $.35 per share and expire March 14, 2004. These warrants were issued in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

Exhibits:

     3.1.1 *     Articles of Incorporation filed February 28, 1997  (1)
     3.1.2 *     Certificate Amending Articles of Incorporation filed on
                 November 19, 1997 (1)
     3.1.3       Certificate Amending Articles of Incorporation filed on March
                 __, 2001
     3.2   **    Bylaws (1)
     4.1   **    Form of Common Stock Certificate (1)
     4.2   **    Form of Warrant Agreement with Warrant Election to Purchase,
                 May, 2000 (1)
     4.3   ***   Form of Warrant Agreement with Warrant Election to Purchase,
                 January, 2001
     4.4   ***   Form of Warrant Agreement with Form of Warrant Election to
                 Purchase, March, 2001
     4.5         March 2001 Warrant No. 3
     4.6         March 2001 Warrant No. 4
     5.1         Opinion re: Legality
     10.1  **    Form of Secured Convertible Debenture Purchase Agreement, May
                 2000. (2)
     10.2  **    Form of Registration Rights Agreement, May 2000. (2)
     10.3  **    Form of 12% Convertible Debenture, May, 2000 (2)
     10.4  **    Form of Security Agreement, May 2000. (2)
     10.5  ***   Form of Security Purchase Agreement, January, 2001
     10.6  ***   Form if Registration Rights Agreement, January, 2001
     10.7  ***   Form of 12% Convertible Debenture, January, 2001
     10.8  ***   Agreement to purchase equipment, May, 2001 Addendum June/04/01
     10.9  ***   Addendum to May 2001 Agreement to purchase equipment, dated May
                 31, 2001.
     10.10       Executed Form of Security Purchase Agreement, January, 2001
     10.11       March 2001, 12% Convertible Debenture No. 3
     10.12       March 2001, 12% Convertible Debenture No. 4
     10.13       Amendment to January 2001 Debenture No.1
     10.14       Amendment to January 2001 Debenture No.2
     10.15       Amendment to March 2001 Debenture No. 3
     10.16       Amendment to March 2001 Debenture No. 4
     10.17       Amendment to January 2001 Security Purchase Agreement
     10.18       Cecco Trading, Inc. supply agreement
     10.19       Sulpam Madeiras LTDA. Agreement
     10.20       License Agreement - Province of British Columba
     10.21       Services Agreement - Gary Ackles
     23.1        Consent of Counsel, Owen Naccarato (included in Exhibit 5.1)
     23.2        Consent of KPMG LLP

     (*) Previously filed with the Commission on August 16, 1999 as part of Aquatic Cellulose International Corp.'s Registration Statement (File N0.000-27063) on Form 10SB12G and incorporated by reference herein.
     (**) Previously filed with the Commission on August 21, 2000 as part of Aquatic Cellulose International Corp.'s Registration Statement (File N0.333-44184) on Form SB2 and incorporated by reference herein.
     (***) Previously filed with the Commission on June 12, 2001 as part of Aquatic Cellulose International Corp.'s Registration Statement (File N0.333-62824) on Form SB2 and incorporated by reference herein.

UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking (e)

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibits:

3.1.1 *   Articles of Incorporation filed February 28, 1997 (1)
3.1.2 * Certificate Amending Articles of Incorporation filed on November 19, 1997 (1)
3.1.3     Certificate Amending Articles of Incorporation filed on March __, 2001
3.2   **  Bylaws (1)
4.1   **  Form of Common Stock Certificate (1)
4.2   **  Form of Warrant Agreement with Warrant Election to Purchase, May, 2001
          (1)
4.3   *** Form of Warrant Agreement with Warrant Election to Purchase, January,
          2001
4.4 *** Form of Warrant Agreement with Form of Warrant Election to Purchase, March, 2001
4.5       March 2001 Warrant No. 3
4.6       March 2001 Warrant No. 4
5.1       Opinion re: Legality
10.1  **  Form of Secured Convertible Debenture Purchase Agreement, May 2000.
          (2)
10.2  **  Form of Registration Rights Agreement, May 2000. (2)
10.3  **  Form of 12% Convertible Debenture, May, 2000 (2)
10.4  **  Form of Security Agreement, May 2000. (2)
10.5  *** Form of Security Purchase Agreement, January, 2001
10.6  *** Form if Registration Rights Agreement, January, 2001
10.7  *** Form of 12% Convertible Debenture, January, 2001
10.8  *** Agreement to purchase equipment, May, 2001 Addendum June/04/01
10.9  *** Addendum to May 2001 Agreement to purchase equipment, dated May 31,
          2001.
10.10     Executed Form of Security Purchase Agreement, January, 2001
10.11     March 2001, 12% Convertible Debenture No. 3
10.12     March 2001, 12% Convertible Debenture No. 4
10.13     Amendment to January 2001 Debenture No. 1
10.14     Amendment to January 2001 Debenture No. 2
10.15     Amendment to March 2001 Debenture No. 3
10.16     Amendment to March 2001 Debenture No. 4
10.17     Amendment to January 2001 Purchase Agreement
10.18     Cecco Trading, Inc. supply agreement
10.19     Sulpam Madeiras LTDA. Agreement
10.20     License Agreement - Province of British Columba
10.21     Services Agreement - Gary Ackles
23.1      Consent of Counsel, Owen Naccarato (included in Exhibit 5.1)
23.2      Consent of KPMG LLP

(*) Previously filed with the Commission on August 16, 1999 as part of Aquatic Cellulose International Corp.'s Registration Statement (File N0.000-27063) on Form 10SB12G and incorporated by reference herein.
(**) Previously filed with the Commission on August 21, 2000 as part of Aquatic Cellulose International Corp.'s Registration Statement (File N0.333-44184) on Form SB2 and incorporated by reference herein.
(***) Previously filed with the Commission on June 12, 2001 as part of Aquatic Cellulose International Corp.'s Registration Statement (File N0.333-62824) on Form SB2 and in corporated by reference herein.